Exhibit 21
WESTERN DIGITAL CORPORATION
SUBSIDIARIES OF THE COMPANY

Name of Entity	State or Other Jurisdiction of Incorporation or Organization
Amplidata N.V.	Belgium
EasyStore Memory Limited	Ireland
Fusion-io Poland SP.Z.O.O.	Poland
Fusion-io Singapore Private Ltd	Singapore
HGST (Shenzhen) Co., Ltd.	China
HGST Malaysia Sdn. Bhd.	Malaysia
HGST Netherlands B.V.	Netherlands
HICAP Properties Corp.	Philippines
Keen Personal Media, Inc.	Delaware
Pacifica Insurance Corporation	Hawaii
Prestadora SD, S. de R.L. de C.V.	Mexico
Read-Rite Philippines, Inc.	Philippines
SanDisk (Cayman) Limited	Cayman Islands
SanDisk (Ireland) Limited	Ireland
SanDisk 3D IP Holdings Ltd	Cayman Islands
SanDisk Australia Pty. Ltd.	Australia
SanDisk Capital Global Ltd.	Cayman Islands
SanDisk Capital LLC	Delaware
SanDisk Cayman Holdings Limited	Cayman Islands
SanDisk China Limited	Ireland
SanDisk China LLC	Delaware
Sandisk Corporation	Delaware
Sandisk Federal, LLC	Delaware
SanDisk Denmark ApS	Denmark
SanDisk Flash B.V.	Netherlands
SanDisk France	France
SanDisk Germany GmbH	Germany
SanDisk Holding Limited	Cayman Islands
SanDisk Holdings B.V.	Netherlands
SanDisk Hong Kong Limited	Hong Kong
SanDisk India Device Design Centre Private Limited	India
SanDisk Information Technology (Shanghai) Co. Ltd.	China
SanDisk International Limited	Ireland
SanDisk International Middle East FZE	United Arab Emirates
SanDisk Italy S.R.L.	Italy
SanDisk Korea Limited	Korea
SanDisk LLC	Delaware

SanDisk Manufacturing Americas, LLC	Delaware
SanDisk Pazarlama Ve Ticaret Limited Sirketi	Turkey
SanDisk Semiconductor (Shanghai) Co. Ltd.	China
SanDisk Spain, S.L.U.	Spain
SanDisk Storage (Italy) S.R.L.	Italy
SanDisk Storage Malaysia Sdn. Bhd.	Malaysia
SanDisk Storage (Philippines) Corp.	Philippines
SanDisk Storage Pte. Ltd.	Singapore
SanDisk Sweden AB	Sweden
SanDisk Switzerland Sarl	Switzerland
SanDisk Technologies LLC	Texas
Sandisk Technologies, Inc.	Delaware
SanDisk Trading (Shanghai) Co. Ltd.	China
SanDisk Trading Holdings Limited	Ireland
SanDisk UK Holdings Limited	United Kingdom
SanDisk UK Limited	United Kingdom
SMART Storage Systems GmbH	Austria
STEC International Holding, LLC	California
Suntech Realty, Inc.	Philippines
Virident Systems International Holdings Ltd.	Cayman Islands
Virident Systems, LLC	Delaware
WD ACC Holdings Corporation	Philippines
WD Media (Malaysia) Sdn.	Malaysia
WD Storage Technologies India Private Limited	India
WD Technologies Nigeria Limited	Nigeria
Western Digital (Argentina) S.A.	Argentina
Western Digital (France) SARL	France
Western Digital (Malaysia) Sdn. Bhd.	Malaysia
Western Digital (Singapore) Pte. Ltd.	Singapore
Western Digital (UK) Limited	United Kingdom
Western Digital (Vietnam) Limited Liability Company	Vietnam
Western Digital Australia Pty Ltd	Australia
Western Digital Canada Corporation	Ontario, Canada
Western Digital Capital Global, Ltd.	Cayman Islands
Western Digital Capital, LLC	Delaware
Western Digital Cayman Holdings Limited	Cayman Islands
Western Digital Denmark ApS	Denmark
Western Digital Deutschland GmbH	Germany
Western Digital Do Brasil Comercio E Distribuicao De Produtos De Informatica Ltda.	Brazil
Western Digital Federal, LLC	Delaware
Western Digital GK	Japan
Western Digital Hong Kong Limited	Hong Kong
Western Digital Information Technology (Shanghai) Company Ltd.	China

Western Digital Israel Ltd.	Israel
Western Digital Korea Limited	Korea
Western Digital Latin America, LLC	Delaware
Western Digital Marketing GK	Japan
Western Digital Storage Technologies (Philippines) Corp.	Philippines
Western Digital Storage Technologies (Shanghai) Co. Ltd.	China
Western Digital Storage Technologies (Thailand) Ltd.	Thailand
Western Digital Storage Technology Innovation Center (Shenzhen) Co. Ltd.	China
Western Digital Tech and Regional Center (M) Sdn. Bhd.	Malaysia
Western Digital Technologies GK	Japan
Western Digital Technologies Spain, S.L.	Spain
Western Digital Technologies, Inc.	Delaware